As filed with the Securities and Exchange Commission on July 17, 2002
Registration No. 333-87044

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5812	84-1573084
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

5575 DTC Parkway, Suite 110
Greenwood Village, Colorado 80111
(303) 846-6000
(Address, including zip code, and telephone number, including area code,  of registrant’s principal executive offices)

Michael J. Snyder
Chief Executive Officer
5575 DTC Parkway, Suite 110
Greenwood Village, Colorado 80111
(303) 846-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Thomas J. Leary Brandi R. Steege O’Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, California 92660 (949) 760-9600	Valerie Ford Jacob Stuart H. Gelfond Fried, Frank, Harris, Shriver & Jacobson One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 4 is solely to update Item 15 (Recent sales of unregistered securities) of Part II and to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other expenses of issuance and distribution

The following table sets forth all expenses payable by Red Robin Gourmet Burgers, Inc. (the “Registrant”) in connection with the sale of the common stock being registered. All of the amounts shown are estimates, except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing application fee.

Amount to Be Paid
Registration fee	$8,529
NASD filing fee	9,770
Nasdaq National Market listing application fee	100,000
Blue sky qualification fees and expenses	10,000
Printing and engraving expenses	175,000
Legal fees and expenses	500,000
Accounting fees and expenses	275,000
Transfer agent and registrar fees	10,000
Miscellaneous	61,701

Total	$1,150,000

Item 14.    Indemnification of officers and directors

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the “Delaware Law”) and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The Registrant has entered into indemnification agreements with certain directors and executive officers and intends to enter into indemnification agreements with all of its other directors and executive officers prior to the consummation of the offering. Under these agreements, the Registrant will indemnify its directors and executive officers against amounts actually and reasonably incurred in connection with actual or threatened proceedings if any of them may be made a party because of their role as a director or officer. The Registrant is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Registrant’s best interests. For any criminal proceedings, the Registrant is obligated to pay these amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

The Registrant intends to apply for an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Reference is made to the indemnification and contribution provisions of the Underwriting Agreement filed as an exhibit to this Registration Statement.

Item 15.    Recent sales of unregistered securities

Sales of Securities by Red Robin Gourmet Burgers, Inc.

None of the following sales of securities utilized any form of general advertisement or general solicitation.

1.    On January 17, 2001, the Registrant issued 345 shares of its common stock to Red Robin International, Inc., a Nevada corporation (“RRI”), in exchange for $1,000 in cash. The sale and issuance of the securities described in this paragraph were exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

2.    On August 9, 2001, the Registrant effected a corporate reorganization (the “Reorganization”) in the form of a merger pursuant to which RRI became a wholly owned subsidiary of the Registrant. Pursuant to the Reorganization, each previously issued and outstanding share of common stock of the Registrant was cancelled and retired, and each outstanding share of common stock of RRI was converted into an equal number of shares of the common stock of the Registrant. The total number of shares of common stock of the Registrant issued in connection with the Reorganization was 10,090,311. The issuance of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

3.    On the effective date of the Reorganization, the Registrant assumed all obligations of RRI under outstanding options that had previously been issued by RRI pursuant to RRI’s 1990 Stock Option Plan (the “1990 Plan”), 1996 Stock Option Plan (the “1996 Plan”) and 2000 Management Performance Common Stock Option Plan (the “2000 Plan”). Options to purchase an aggregate of 1,407,190 shares of RRI common stock were automatically converted into options to purchase a like number of shares of the Registrant’s common stock. RRI had initially granted these options at exercise prices ranging from $5.80 to $7.25 per share to key employees, officers and directors of RRI. The vesting of all options granted pursuant to the 1990 Plan and the 1996 Plan were fully vested and exercisable prior to the Reorganization. The vesting of a majority of the options granted pursuant to the 2000 Plan occurred over a three-year period, with 50% vesting on the second anniversary of the grant date and the remainder on the third anniversary of the grant date. Vesting of the remainder of the options granted pursuant to the 2000 Plan either (a) is dependent upon the Registrant meeting certain performance targets, or (b) occurs over a period of time ranging from immediately to seven years following their respective dates of grant. The grant of these stock options was exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation. Alternatively, the grant of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

4.    Following the Reorganization, the Registrant granted options to purchase an aggregate of 113,903 shares of common stock pursuant to the 2000 Plan. A majority of these options vest over a three-year period, with 50% vesting on the second anniversary of the grant date and the remainder on the third anniversary of the grant date. Vesting of the remainder of these options either (a) is dependent upon the Registrant meeting certain performance targets, or (b) occurs over a period of time ranging from immediately to four years following their respective dates of grant. The grant of these stock options was exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation. Alternatively, the grant of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

5.    On February 12, 2002, the Registrant sold 172 shares of its common stock to Amy Hadje for $1,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

6.    On April 25, 2002, the Registrant sold 517,241 shares of its common stock to Mike Snyder, the chief executive officer of the Registrant, upon the exercise of stock options. Mr. Snyder paid the exercise price for the stock options to the Registrant in the form of a full recourse promissory note in the principal amount of $3.0 million. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation. Alternatively, the issuance of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

7.    On April 25, 2002, the Registrant sold 172,415 shares of its common stock to Jim McCloskey, the chief financial officer of the Registrant, upon the exercise of stock options. Mr. McCloskey paid the exercise price for the stock options to the Registrant in the form of full recourse promissory notes in the aggregate principal amount of $1,050,000. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation. Alternatively, the issuance of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

8.    On April 25, 2002, the Registrant sold 146,551 shares of its common stock to Mike Woods, the senior vice president of franchise development of the Registrant, upon the exercise of stock options. Mr. Woods paid the exercise price for the stock options to the Registrant in the form of full recourse promissory notes in the aggregate principal amount of $850,000. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation. Alternatively, the issuance of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

9.    On April 25, 2002, the Registrant sold 86,207 shares of its common stock to Bob Merullo, the senior vice president of restaurant operations of the Registrant, upon the exercise of stock options. Mr. Merullo paid the exercise price for the stock options to the Registrant in the form of a full recourse promissory note in the principal amount of $500,000. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation. Alternatively, the issuance of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

10.    On April 26, 2002, the Registrant sold 690 shares of its common stock to William Gadbaw for $4,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

11.    On April 30, 2002, the Registrant sold 12,069 shares of its common stock to Howard C. Jenkins for $70,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

12.    On June 24, 2002, the Registrant sold 517 shares of its common stock to Tim Cook for $3,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

13.    On June 26, 2002, the Registrant sold 276 shares of its common stock to Elise Hudson for $1,600 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

14.    On July 12, 2002, the Registrant sold 68,966 shares of its common stock to Kiwamu Yokokawa for $400,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

Sales of Securities by Red Robin International, Inc.

None of the following sales of securities utilized any form of general advertisement or general solicitation.

1.    On November 23, 1999, RRI sold 8,621 shares of its common stock to Beverly Udhus for $50,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

2.    On May 11, 2000, RRI acquired The Snyder Group Company by means of a merger in exchange for 1,889,708 shares of its common stock, approximately $9.2 million in debentures and approximately $1.8 million in notes issued to the stockholders of The Snyder Group Company pursuant to an Agreement and Plan of Merger, dated February 18, 2000, among RRI, Red Robin Holding Co., Inc., The Snyder Group Company and the stockholders of The Snyder Group Company (the “Merger Agreement”). In connection with this transaction, on May 10, 2001, RRI issued an additional 9,659 shares of its common stock and paid an additional $18,284 in cash and $37,740 in debentures to the stockholders of The Snyder Group Company as an adjustment to the merger consideration in accordance with the terms of the Merger Agreement. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

3.    On May 11, 2000, RRI sold an aggregate of 4,310,344 shares of its common stock to RR Investors, LLC and RR Investors II, LLC for $25.0 million pursuant to a Stock Subscription Agreement, dated February 18,

2000, among RRI, RR Investors and RR Investors II. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

4.    On May 11, 2000, RRI sold an aggregate of 775,862 shares of its common stock to Hibari Guam Corporation in exchange for the satisfaction, forgiveness and cancellation of a promissory note executed by RRI in favor of Hibari Guam in the principal amount of $4.5 million pursuant to a Common Stock Subscription Agreement, dated May 11, 2000, between RRI and Hibari Guam. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

5.    On May 31, 2000, RRI sold an aggregate of 23,416 shares of its common stock to Larry Kingen for $135,810, 3,957 shares of its common stock to Martha Kingen for $22,948, 11,304 shares of its common stock to Peter Beck for $65,564 and 23,416 shares of its common stock to Gregory Hubert for $135,810 pursuant to a Common Stock Subscription Agreement, dated December 29, 1986, among Skylark Co., Ltd., Mr. Kingen, Ms. Kingen, Mr. Beck, Mr. Hubert and Gerald Kingen. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

6.    On June 7, 2000, RRI sold 2,414 shares of its common stock to Gary J. Singer for $14,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation. Alternatively, the issuance of securities described in this paragraph was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act as a transaction not involving a public offering.

7.    On June 30, 2000, RRI sold 3,448 shares of its common stock to Michael Gage for $20,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

8.    On October 11, 2000, RRI sold 2,034 shares of its common stock to John Baxter for $11,800, 1,637 shares of its common stock to Merle Switzer for $9,500, 828 shares of its common stock to Lawrence Brown for $4,800, 3,534 shares of its common stock to Joe Marsh for $20,500, 2,448 shares of its common stock to Ben Hsu for $14,200, 2,448 shares of its common stock to Graham Fitch for $14,200, 828 shares of its common stock to Scott Switzer for $4,800, and 21,190 shares of its common stock to Marcus Zanner for $122,900 pursuant to common stock subscription agreements between RRI and each purchaser. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

9.    On November 22, 2000, RRI sold 862 shares of its common stock to Robert Derian for $5,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

10.    On December 21, 2000, RRI sold 4,103 shares of its common stock to April Downing-Eriksen for $23,800, 862 shares of its common stock to Gary Piercey for $5,000, 1,638 shares of its common stock to George Kohn for $9,500, 690 shares of its common stock to Joe Empens for $4,000, 828 shares of its common stock to John McKay for $4,800, 2,052 shares of its common stock to John Hilliard, Jr. for of $11,900, 690 shares of its common stock to John McCormack for $4,000, 862 shares of its common stock to Katelyn Marie Kingen for $5,000, 4,103 shares of its common stock to Lynn Brecht for $23,800, and 1,638 shares of its common stock to Slam Co., Inc. for $9,500 pursuant to common stock subscription agreements between RRI and each purchaser. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

11.    On February 5, 2001, RRI sold 34 shares of its common stock to Paul Rennemeyer for $200 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

12.    On March 22, 2001, RRI sold 172 shares of its common stock to Heidi McNatt for $1,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

13.    On April 23, 2001, RRI sold 1,724 shares of its common stock to Craig Russell for $10,000 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

14.    On May 11, 2001, RRI sold 2,379 shares of its common stock to Matthew Cohen for $13,800 pursuant to the exercise of stock options. The sale and issuance of securities described in this paragraph were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act for securities sold pursuant to certain compensatory benefit plans and contracts relating to compensation.

Item 16.    Exhibits and financial statement schedule

(a)    Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
2.1†
Agreement and Plan of Merger, dated February 18, 2000, by and among Red Robin International, Inc., Red Robin Holding Co., Inc., The Snyder Group Company and the stockholders of The Snyder Group Company.

2.2†
Closing Agreement and Amendment to Merger Agreement, entered into as May 11, 2000, by and among Red Robin International Inc., Red Robin Holding Co., Inc., The Snyder Group Company and the stockholders of The Snyder Group Company.

2.3†
Memorandum Agreement, dated May 10, 2001, by and among The Snyder Group Company, Red Robin International, Inc., Red Robin West, Inc., Rodney Bench, as trustee of that certain Trust Indenture Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Rodney Bench and Bunch Grass Leasing, LLC. Filed as Exhibit 10.16.

2.4†	Agreement and Plan of Merger, dated January 23, 2001, by and among Red Robin International, Inc., Red Robin Gourmet Burgers, Inc. and Red Robin Merger Sub, Inc.
2.5†
Stock Purchase Agreement, dated as of September 19, 2001, by and among Western Franchise Development, Inc., Dennis E. Garcelon and E. Marlena Garcelon, trustees of the Garcelon Trust dated January 6, 1992, Samuel Winston Garcelon and Red Robin International, Inc.

3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1†	Specimen Stock Certificate.
5.1†	Opinion of O’Melveny & Myers LLP.

Exhibit Number	Description of Document
10.1†	Red Robin Gourmet Burgers, Inc. Incentive Stock Option and Nonqualified Stock Option Plan – 1990.
10.2†	Red Robin Gourmet Burgers, Inc. 1996 Stock Option Plan.
10.3†	Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan.
10.4	Red Robin Gourmet Burgers, Inc. 2002 Stock Incentive Plan.
10.5	Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan.
10.6†
Stock Subscription Agreement, dated as of February 18, 2000, between Red Robin International, Inc., a Nevada corporation, RR Investors, LLC, a Virginia limited liability company, and RR Investors II, LLC, a Virginia limited liability company.

10.7†
Amended and Restated Shareholders Agreement, dated August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Skylark Co., Ltd., RR Investors LLC, RR Investors II, LLC, Michael J. Snyder and certain other stockholders named therein.

10.8†
Registration Rights Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Skylark Co., Ltd., RR Investors LLC, RR Investors II, LLC, Michael J. Snyder and certain stockholders named therein.

10.9†
First Amendment to Registration Rights Agreement, dated August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., Skylark Co., Ltd., RR Investors LLC, RR Investors II, LLC, Michael J. Snyder and certain other stockholders named therein.

10.10†	Employment Agreement, dated May 11, 2000, by and between Red Robin International, Inc. and Michael J. Snyder.
10.11†	Employment Agreement, dated January 7, 1997, by and between Mike Woods and Red Robin International, Inc.
10.12†	Non-Interference, Non-Disclosure and Non-Competition Agreement, dated May 11, 2000, by and among RR Investors, LLC, RR Investors II, LLC, Red Robin International, Inc. and Michael J. Snyder.
10.13†	Consulting Services Agreement, dated May 11, 2000, by and between Red Robin International, Inc. and Quad-C Management, Inc.
10.14†
Escrow Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Red Robin Holding Co., Inc., the former stockholders of The Snyder Group Company and The Bank of New York, as escrow agent.

10.15†
First Amendment to Escrow Agreement, dated August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., Red Robin West, Inc., the former stockholders of The Snyder Group Company and The Bank of New York, as escrow agent.

10.16†
Memorandum Agreement, dated May 10, 2001, by and among The Snyder Group Company, each stockholder of The Snyder Group Company, Red Robin International, Inc., Red Robin West, Inc., Rodney Bench, as trustee of that certain Trust Indenture Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Rodney Bench and Bunch Grass Leasing, LLC.

10.17†
Loan Agreement, dated as of September 6, 2000, among Red Robin International, Inc., Red Robin Distributing Company, Inc., Red Robin Holding Co., Inc., Red Robin of Baltimore County, Inc., Red Robin of Anne Arundel County, Inc., Finova Capital Corporation and certain other financial institutions from time to time party thereto.

Exhibit Number	Description of Document
10.18†
First Amendment to Loan Instruments, dated as of August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., Red Robin Distributing Company, Inc., Red Robin West, Inc., Red Robin of Baltimore County, Inc., Red Robin of Montgomery County, Inc., Red Robin of Anne Arundel County, Inc., Finova Capital Corporation and certain other financial institutions from time to time party thereto.

10.19†
Second Amendment to Loan Instruments, dated as of January 31, 2002, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc. Red Robin Distributing Company, Inc., Red Robin West, Inc., Red Robin of Baltimore County, Inc., Red Robin of Montgomery County, Inc., Red Robin of Anne Arundel County, Inc., Western Franchise Development, Inc., Finova Capital Corporation and certain other financial institutions from time to time party thereto.

10.20†	Form of Indemnification Agreement entered into by and between Red Robin Gourmet Burgers, Inc. and each of our directors and executive officers.
10.21†	Master Loan Agreement, dated November 3, 2000, by and between Red Robin and General Electric Capital Business Asset Funding Corporation.
10.22†	Promissory Note, dated June 30, 2000, by Michael J. Snyder in favor of Red Robin International, Inc.
10.23†	Promissory Note, dated February 27, 2001, by Michael J. Snyder in favor of Red Robin International, Inc.
10.24†	Pledge Agreement, dated June 30, 2000, by and between Michael J. Snyder and Red Robin International, Inc.
10.25†	Pledge Agreement, dated February 27, 2001, by and between Michael J. Snyder and Red Robin International, Inc.
10.26†	Agreement, dated July 15, 1998, by and between Red Robin International, Inc. and McClain Finlon Advertising, Inc., as amended.
10.27†**	Fountain Beverage Agreement, dated April 1, 2000, by and between Pepsi-Cola Company, a division of PepsiCo, a North Carolina corporation, and Red Robin International, Inc.
10.28†**	Master Distribution Agreement, dated May 16, 2001, by and between Sysco Corporation and Red Robin International, Inc.
10.29†	Credit Agreement, dated as of April 12, 2002, between Red Robin International, Inc. and U.S. Bank National Association.
10.30†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between Robert J. Merullo and Red Robin Gourmet Burgers, Inc.

10.31†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between James P. McCloskey and Red Robin Gourmet Burgers, Inc.

10.32†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between James P. McCloskey and Red Robin Gourmet Burgers, Inc.

10.33†	Secured Promissory Note, dated April 25, 2002 executed by James P. McCloskey in favor of Red Robin Gourmet Burgers, Inc.
10.34†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between Michael J. Snyder and Red Robin Gourmet Burgers, Inc.

Exhibit Number	Description of Document
10.35†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between Michael E. Woods and Red Robin Gourmet Burgers, Inc.

10.36†	Secured Promissory Note, dated April 25, 2002, executed by Michael E. Woods in favor of Red Robin Gourmet Burgers, Inc.
10.37†	Letter Agreement, dated June 6, 2002, by and among Wachovia Bank, National Association, First Union Securities, Inc. and Red Robin International, Inc.
21.1	List of Subsidiaries.
23.1†	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2†	Consent of Arthur Andersen, LLP, Independent Auditors.
23.3†	Consent of O’Melveny & Myers LLP. Reference is made to Exhibit 5.1.
24.1†	Power of Attorney.

*	To be filed by amendment.
**	Confidential treatment has been requested for a portion of this Exhibit.
†	Previously filed.

(b)    Financial statement schedules.

All schedules are omitted because they are not required, are not applicable or the information is included in our financial statements or notes thereto.

Item 17.    Undertakings

The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, County of Arapahoe, State of Colorado, on July 17, 2002.

By:	/s/ MICHAEL J. SNYDER
Michael J. Snyder
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. SNYDER Michael J. Snyder	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2002

/s/ JAMES P. MCCLOSKEY James P. McCloskey	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2002

* Edward T. Harvey	Director	July 17, 2002

* Terrence D. Daniels	Director	July 17, 2002

* Gary J. Singer	Director	July 17, 2002

* Tasuku Chino	Director	July 17, 2002

*By:	/s/ MICHAEL J. SNYDER
Michael J. Snyder Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
2.1†
Agreement and Plan of Merger, dated February 18, 2000, by and among Red Robin International, Inc., Red Robin Holding Co., Inc., The Snyder Group Company and the stockholders of The Snyder Group Company.

2.2†
Closing Agreement and Amendment to Merger Agreement, entered into as May 11, 2000, by and among Red Robin International Inc., Red Robin Holding Co., Inc., The Snyder Group Company and the stockholders of The Snyder Group Company.

2.3†
Memorandum Agreement, dated May 10, 2001, by and among The Snyder Group Company, Red Robin International, Inc., Red Robin West, Inc., Rodney Bench, as trustee of that certain Trust Indenture Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Rodney Bench and Bunch Grass Leasing, LLC. Filed as Exhibit 10.16.

2.4†	Agreement and Plan of Merger, dated January 23, 2001, by and among Red Robin International, Inc., Red Robin Gourmet Burgers, Inc. and Red Robin Merger Sub, Inc.
2.5†
Stock Purchase Agreement, dated as of September 19, 2001, by and among Western Franchise Development, Inc., Dennis E. Garcelon and E. Marlena Garcelon, trustees of the Garcelon Trust dated January 6, 1992, Samuel Winston Garcelon and Red Robin International, Inc.

3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1†	Specimen Stock Certificate.
5.1†	Opinion of O’Melveny & Myers LLP.
10.1†	Red Robin Gourmet Burgers, Inc. Incentive Stock Option and Nonqualified Stock Option Plan – 1990.
10.2†	Red Robin Gourmet Burgers, Inc. 1996 Stock Option Plan.
10.3†	Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan.
10.4	Red Robin Gourmet Burgers, Inc. 2002 Stock Incentive Plan.
10.5	Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan.
10.6†
Stock Subscription Agreement, dated as of February 18, 2000, between Red Robin International, Inc., a Nevada corporation, RR Investors, LLC, a Virginia limited liability company, and RR Investors II, LLC, a Virginia limited liability company.

10.7†
Amended and Restated Shareholders Agreement, dated August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Skylark Co., Ltd., RR Investors LLC, RR Investors II, LLC, Michael J. Snyder and certain other stockholders named therein.

10.8†
Registration Rights Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Skylark Co., Ltd., RR Investors LLC, RR Investors II, LLC, Michael J. Snyder and certain stockholders named therein.

10.9†
First Amendment to Registration Rights Agreement, dated August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., Skylark Co., Ltd., RR Investors LLC, RR Investors II, LLC, Michael J. Snyder and certain other stockholders named therein.

10.10†	Employment Agreement, dated May 11, 2000, by and between Red Robin International, Inc. and Michael J. Snyder.

Exhibit Number	Description of Document
10.11†	Employment Agreement, dated January 7, 1997, by and between Mike Woods and Red Robin International, Inc.
10.12†	Non-Interference, Non-Disclosure and Non-Competition Agreement, dated May 11, 2000, by and among RR Investors, LLC, RR Investors II, LLC, Red Robin International, Inc. and Michael J. Snyder.
10.13†	Consulting Services Agreement, dated May 11, 2000, by and between Red Robin International, Inc. and Quad-C Management, Inc.
10.14†
Escrow Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Red Robin Holding Co., Inc., the former stockholders of The Snyder Group Company and The Bank of New York, as escrow agent.

10.15†
First Amendment to Escrow Agreement, dated August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., Red Robin West, Inc., the former stockholders of The Snyder Group Company and The Bank of New York, as escrow agent.

10.16†
Memorandum Agreement, dated May 10, 2001, by and among The Snyder Group Company, each stockholder of The Snyder Group Company, Red Robin International, Inc., Red Robin West, Inc., Rodney Bench, as trustee of that certain Trust Indenture Agreement, dated May 11, 2000, by and among Red Robin International, Inc., Rodney Bench and Bunch Grass Leasing, LLC.

10.17†
Loan Agreement, dated as of September 6, 2000, among Red Robin International, Inc., Red Robin Distributing Company, Inc., Red Robin Holding Co., Inc., Red Robin of Baltimore County, Inc., Red Robin of Anne Arundel County, Inc., Finova Capital Corporation and certain other financial institutions from time to time party thereto.

10.18†
First Amendment to Loan Instruments, dated as of August 9, 2001, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., Red Robin Distributing Company, Inc., Red Robin West, Inc., Red Robin of Baltimore County, Inc., Red Robin of Montgomery County, Inc., Red Robin of Anne Arundel County, Inc., Finova Capital Corporation and certain other financial institutions from time to time party thereto.

10.19†
Second Amendment to Loan Instruments, dated as of January 31, 2002, by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc. Red Robin Distributing Company, Inc., Red Robin West, Inc., Red Robin of Baltimore County, Inc., Red Robin of Montgomery County, Inc., Red Robin of Anne Arundel County, Inc., Western Franchise Development, Inc., Finova Capital Corporation and certain other financial institutions from time to time party thereto.

10.20†	Form of Indemnification Agreement entered into by and between Red Robin Gourmet Burgers, Inc. and each of our directors and executive officers.
10.21†	Master Loan Agreement, dated November 3, 2000, by and between Red Robin and General Electric Capital Business Asset Funding Corporation.
10.22†	Promissory Note, dated June 30, 2000, by Michael J. Snyder in favor of Red Robin International, Inc.
10.23†	Promissory Note, dated February 27, 2001, by Michael J. Snyder in favor of Red Robin International, Inc.
10.24†	Pledge Agreement, dated June 30, 2000, by and between Michael J. Snyder and Red Robin International, Inc.
10.25†	Pledge Agreement, dated February 27, 2001, by and between Michael J. Snyder and Red Robin International, Inc.
10.26†	Agreement, dated July 15, 1998, by and between Red Robin International, Inc. and McClain Finlon Advertising, Inc., as amended.

Exhibit Number	Description of Document
10.27†**	Fountain Beverage Agreement, dated April 1, 2000, by and between Pepsi-Cola Company, a division of PepsiCo, a North Carolina corporation, and Red Robin International, Inc.
10.28†**	Master Distribution Agreement, dated May 16, 2001, by and between Sysco Corporation and Red Robin International, Inc.
10.29†	Credit Agreement, dated as of April 12, 2002, between Red Robin International, Inc. and U.S. Bank National Association.
10.30†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between Robert J. Merullo and Red Robin Gourmet Burgers, Inc.

10.31†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between James P. McCloskey and Red Robin Gourmet Burgers, Inc.

10.32†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between James P. McCloskey and Red Robin Gourmet Burgers, Inc.

10.33†	Secured Promissory Note, dated April 25, 2002 executed by James P. McCloskey in favor of Red Robin Gourmet Burgers, Inc.
10.34†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between Michael J. Snyder and Red Robin Gourmet Burgers, Inc.

10.35†
Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan Option Exercise Agreement—Early Exercise, dated April 25, 2002, by and between Michael E. Woods and Red Robin Gourmet Burgers, Inc.

10.36†	Secured Promissory Note, dated April 25, 2002, executed by Michael E. Woods in favor of Red Robin Gourmet Burgers, Inc.
10.37†	Letter Agreement, dated June 6, 2002, by and among Wachovia Bank, National Association, First Union Securities, Inc. and Red Robin International, Inc.
21.1	List of Subsidiaries.
23.1†	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2†	Consent of Arthur Andersen, LLP, Independent Auditors.
23.3†	Consent of O’Melveny & Myers LLP. Reference is made to Exhibit 5.1.
24.1†	Power of Attorney.

*	To be filed by amendment.
**	Confidential treatment has been requested for a portion of this Exhibit.
†	Previously filed.